TRUST AGREEMENT


     THIS TRUST AGREEMENT is made this __ day of __________________, 1996, between Pentair, Inc., a
Minnesota corporation, (the "Company") and State Street
Bank and Trust Company, a Massachusetts trust company, having its principal office at 225 Franklin Street, Boston, Massachusetts 02110 (the "Trustee").
WITNESSETH:
     WHEREAS, the Company has adopted the amended and restated Pentair, Inc. Non-Qualified Deferred Compensation
Plan (the "Plan") effective as of January 1, 1996 for the purpose of providing benefits to a select group of management and highly compensated employees of the Company and members of its controlled group (the "Participating
Employers"); and
     WHEREAS, the Company and Participating Employers expect to incur liability for benefits earned under the Plan by eligible participants; and
     WHEREAS, the Company wishes to establish a grantor trust to provide a source of funds to assist it and the Participating Employers in meeting their anticipated liabilities under the Plan; and
     WHEREAS, except as otherwise provided in the event of a change in control, the assets of said trust shall be held for the benefit of the Company and Participating
Employers and subject to the claims of their respective general creditors in the event of bankruptcy or insolvency; and
     WHEREAS, the parties intend this trust and the Plan shall constitute an unfunded arrangement which shall not affect the status of the Plan as a nonqualified, unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees of the Company and Participating
Employers; and
     WHEREAS, the Trustee is willing to serve as trustee of the trust herein created pursuant to the terms of this Trust Agreement;
     NOW, THEREFORE, in consideration of the foregoing premises and of the mutual covenants herein contained, the parties hereby agree as follows:


                 ARTICLE I
                DEFINITIONS

     Section 1.1    Incorporation by Reference.  Unless the
context requires otherwise, when capitalized terms are
used herein and such terms are defined under the Plan,
then such terms shall  have the same meaning hereunder as
given to them under the Plan.
     Section 1.2    Other Definitions.   Unless the context
requires otherwise, when capitalized the terms listed below shall have the following meaning when used herein:
     (1) "Trust Agreement" is this document as in effect on the date first above written, and as amended thereafter.

     (2) "Trust Fund" is the assets of the Plan held under the Trust Agreement.

                ARTICLE II
          ESTABLISHMENT OF TRUST

     Section 2.1    General.  The Company, as grantor,
hereby establishes an irrevocable grantor trust, within the meaning of subpart E, part I, subchapter J, chapter I, subtitle A of the Code, to be known as the Pentair, Inc.
Deferred Compensation Trust (the "Trust"). The Trust shall consist solely of such sums of money and other property as may from time to time be paid or delivered to the Trustee by the Company and Participating Employers, together with the earnings or losses from investing such contributions (the "Trust Fund").
     Section 2.2    Unfunded Trust.  The Trust does not,
and is not intended to, fund the Plan, but is a depository arrangement established with the Trustee for purposes of setting aside assets to meet part or all of the future obligations of the Company and Participating Employers to Participants and Beneficiaries under the Plan.
Establishment of this Trust shall not relieve the Company and Participating Employers of the liability for payment of benefits to Participants and Beneficiaries, as the case may be, pursuant to the terms and provisions of the Plan; provided, however, payments to a Participant or Beneficiary from the Trust shall, to the extent thereof, discharge the Company and Participating Employers from their obligations under the Plan.
     The amounts to be contributed to the Trust Fund shall be determined in the sole discretion of the Committee. Neither the Trustee nor any Participant or Beneficiary shall have any right to compel the Company or Participating Employers to make contributions to the Trust
Fund.
     Section 2.3    Management of Assets.  The Committee
shall direct the Trustee in the investment of the assets of the Trust Fund and select the Investment Funds which shall be made available to Participants for purposes of selecting deemed investments. The Committee may also appoint one or more investment managers to manage and invest any portion of the Trust Fund. The Committee shall give prompt written notice to the Trustee of the Investments Funds which shall be used for purposes of adjusting Participant Accounts, and of the appointment or the termination of the appointment of any investment manager and the Trust Fund assets to be allocated to an investment manager. Prior to a change in control, the Trustee shall not be responsible for the selection of Investment Funds or for the acts or omissions of any duly appointed investment manager and shall have no obligation to evaluate the performance of any Investment Fund or investment manager. The Committee shall have the right at any time, and from time to time in its sole discretion, to substitute assets of equal fair market value for any asset held by the Trust.
     Section 2.4    Rights of Participants.  Except as
other provided in the event of a change in control, the Trust Fund shall be held for the benefit of the Company and Participating Employers and used to offset the unfunded liabilities expected to be incurred by them under the Plan. Neither Participants nor Beneficiaries shall have any preferred claim on or any beneficial ownership interest in the Trust Fund or any specific asset held by the Trust Fund. Participants and Beneficiaries shall have only unsecured, contractual rights against their Employer.
The share of the Trust Fund allocable to each Employer shall remain subject to the claims of general creditors of such Employer in the event of its bankruptcy or insolvency.
                ARTICLE III
             CHANGE IN CONTROL

     Section 3.1    Required Deposits.  As soon as
administratively feasible, and not later than ten (10) days after the occurrence of an unfriendly change in control, as that term is defined in Section 10.2 of the Plan, the Company and Participating Employers shall be required to irrevocably fund the Trust and deposit with the Trustee cash or other property in such amount as the Committee, in its sole discretion, shall determine is sufficient to pay to each Participant or Beneficiary, as the case may be, all benefits they would be entitled to receive pursuant to the terms of the Plan as of the effective date of the change in control, together with such amounts as may be necessary to pay any applicable federal, state and local payroll and withholding taxes which will become payable by Participants or Beneficiaries by reason of the irrevocable funding of the Trust. Except for the occurrence of an unfriendly change in control, the Company and Participating Employers shall have no obligation to deposit funds with the Trustee. The Trustee may require the Committee to furnish such evidence as will permit the Trustee to verify a change in control has occurred. In determining whether a change in control has occurred, the Trustee shall be entitled to rely on such evidence as is furnished to it by the Committee.
     Section 3.2    Participant Accounts Following Change
in Control. (a) Record Keeping. Upon the occurrence of a change in control, the Trustee shall maintain all Trust
Fund records, including individual Participant Accounts and such other records as are necessary. The Trustee shall, consistent with the terms of the Plan and Trust, value the Trust Fund and adjust individual Accounts to reflect earnings or losses and benefit payments since the preceding Valuation Date. The Trustee shall issue to each Participant or Beneficiary a statement of Account value after the end of each calendar quarter.
     (b)  Investment.  Upon the occurrence of an
unfriendly change in control, the Trustee shall have the power to take all such actions as may be necessary to terminate and wind up the affairs of the Trust and to pay benefits to Participants and Beneficiaries consistent with the provisions of the Plan. Until such time as all benefits under the Plan are paid, the Trustee shall be responsible for the management and investment of the Trust
Fund consistent with the terms of this Trust Agreement.
     (c) Distributions. Upon the occurrence of an unfriendly change in control, the Trustee shall assume the obligation to make distributions from Participant Accounts in accordance with the provisions of the Plan. The
Trustee shall also provide for the reporting and withholding of any federal, state or local taxes which become payable as a result of the irrevocable funding of the Trust or the distribution of benefits to Participants or Beneficiaries and the payment of such amounts as are withheld to the appropriate taxing authority. All benefits payable to a Participant or Beneficiary shall be paid only to the extent of the amounts credited to such individual's Accounts.
     Section 3.3    Effect on Trustees.  Upon the
occurrence of an unfriendly change in control, the Committee shall no longer have any authority to remove the Trustee or appoint a successor trustee. The Trustee may be removed, and a successor trustee appointed, only with the written consent of the Participants and Beneficiaries whose Accounts contain at least a majority of all assets then held in the Trust Fund. The removal of the Trustee or appointment of a successor trustee shall, however, remain subject to the same procedures as are described in
Article VII.

                ARTICLE IV
           PARTICIPANT ACCOUNTS

     Section 4.1    Maintaining Accounts.  The Committee
shall maintain and provide to the Trustee a separate record of the Accounts for each Participant and a separate record of the Accounts attributable to participation by Employees of each Participating Employer. Each
Participant shall select the Investment Funds into which deposits and Employer Contributions shall be deemed invested for purposes of allocating earnings to said
Accounts; provided, however, neither the Company nor the Trustee shall be obligated to actually purchase any Investment Fund designated by a Participant for such purpose. The Trustee shall, however, purchase and hold shares in any Investment Fund as the Committee may direct.
To the extent the Investment Fund designated by a Participant, whether at participation or upon reallocation of Accounts among available Investment Funds, cannot be purchased by the Trustee (e.g. shares of the Company's common stock) the Trustee shall return to the Company and Participating Employers cash in an amount equal to the fair market value of such investment designation.
     Section 4.2    Valuing Accounts.  The Trust Fund shall
be valued by the Trustee as of the last business day of each calendar month by reference to the value of the Investment Funds actually held in the Trust, and the Accounts of each Participant shall, as applicable, be adjusted by the Committee to reflect contributions, payments, income, expenses, appreciation and depreciation since the preceding valuation date. For purposes of valuing Participant Accounts and activity, Investment
Funds shall be valued using the month end RSIP Plus valuation date for which Investment Funds are valued.
Each Participant shall receive a statement of total
Account value which reflects the market value of all Investment Funds designated by the Participant, regardless of whether held by the Trust, after the end of each calendar quarter.
     Section 4.3    Distributions from Accounts.  The Trust
property shall be used to pay benefits credited to Participants and their Beneficiaries pursuant to the provisions of the Plan and the irrevocable distribution elections made by Participants upon their election to participate in the Plan. The Committee shall direct the Trustee with respect to the amounts payable to any Participant or Beneficiary and the time of commencement and form in which such benefits shall be paid. Except as otherwise provided in the event of a change in control, the Trustee shall make payments to the Participants solely in accordance with the instructions of the Committee.
After all such payments to Participants and Beneficiaries have been completed, any remaining assets of the Trust
Fund shall be allocated among and distributed to the Company and the Participating Employers. In the event the Trust Fund is insufficient to pay benefits as and when due in accordance with the provisions of the Plan, the Company and Participating Employers shall make the balance of any such payments directly to the Participant or Beneficiary.
                 ARTICLE V
                INSOLVENCY

     Section 5.1    General.  If the Company or a
Participating Employer is insolvent, the Trustee shall cease payment of benefits to Participants and Beneficiaries attributable to employment with the affected
Employer and hold the portion of the Trust Fund allocable to the Accounts of such individuals for the benefit of the Employer's general creditors. For this purpose, an Employer shall be considered insolvent if it is unable to pay its debts as they become due, or if it is subject to a pending proceeding as a debtor under the United States
Bankruptcy Code. The Committee shall inform the Trustee in writing of the insolvency of any Employer. Unless the Trustee has actual knowledge of an Employer's insolvency or has received notice of such insolvency from the Committee or a person claiming to be a creditor of the Employer, the Trustee shall have no duty to inquire as to an Employer's solvency. The Trustee may rely on such evidence of insolvency as provides it with a reasonable basis for making a determination concerning an Employer's insolvency.
     Section 5.2    Resumption of Payments.  The Trustee
shall resume payment of benefits to the affected
Participants and Beneficiaries under the Plan only after it has either determined the Employer is no longer insolvent, or received permission from a court of competent jurisdiction to resume such payments. If there are sufficient assets in the Trust Fund allocable to such Employer and to the Accounts of the affected Participants and Beneficiaries at the time the Trustee resumes payment of benefits, the first such payment shall include the aggregate amount of all payments due to Participants and Beneficiaries for the period during which benefit payments were suspended, less the aggregate amount of any payments made directly by the Company and Participating Employers during such suspension of benefits.
     Section 5.3    Participants as Creditors.  Nothing
contained in the Plan or Trust shall diminish the rights of Participants and Beneficiaries to pursue their rights as general creditors of an insolvent Employer with respect to benefits due under the Plan.
                ARTICLE VI
         TRUSTEE POWERS AND DUTIES

     Section 6.1    General.  Absent a change in control,
the Trustee shall hold, manage, invest, distribute and otherwise administer the Trust Fund in accordance with the terms of the Plan and Trust Agreement and subject to the specific direction of the Committee. The Trustee shall be responsible only for contributions actually received by it. Except as otherwise provided in the event of a change in control, the Trustee shall have no duty or responsibility with respect to the investment of the Trust
Fund, administration of the Trust, maintenance of Participant Accounts, and distributions from the Trust
Fund, other than to follow the specific direction of the Committee.
     Section 6.2    Trustee Standard of Care.  The Trustee
shall act with the care skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims. The Trustee shall not, however, incur liability to any person for any action taken pursuant to a direction, request or approval given by the Committee which is in conformity with the provisions of the Plan or Trust.
     Section 6.3    Trustee Powers.  To the extent
consistent with the specific direction of the Committee, the Trustee is authorized, in its discretion, with respect to any property at any time held or acquired by the Trustee (including accumulated income), and without authorization by any Court:
     (a)  to collect, receive and receipt for any
          principal or income;

     (b)  to invest at State Street Bank and Trust
          Company (i) in any type of interest bearing investment (including but not limited to savings accounts, money market accounts, certificates of deposit and repurchase agreements) and (ii) in non-interest bearing accounts (including but not limited to checking accounts) and (iii) in common or collective investment funds managed by the Trustee;

     (c) to vote in person or by proxy, or to refrain from voting, in respect of any securities held by the Trust Fund, and to exercise any conversion privileges, subscription rights or other options; to oppose or consent to reorganizations, recapitalizations, consolidations, mergers and similar transactions with respect to such securities;

     (d)   to retain any asset for any period or
          periods of time, to sell or otherwise dispose of the same at any time, in any manner, for cash or credit, and upon any terms and conditions, and to hold all or any part uninvested for any period or periods of time;

     (e) to consent to the modification, renewal, or extension of any note, whether or not secured, or any bond or mortgage, or of any term, provision or guarantee thereof, or to the release of such guarantee; to refrain from instituting suits or actions against such obligors for deficiencies;

     (f) to exercise or dispose of any or all options, privileges, or rights, whether to vote, by discretionary proxy or otherwise, or to assent, subscribe or convert, or of any other nature; to become a part to, or deposit securities or other property under, or accept securities issued under, any voting trust agreement;

     (g)  to assent to or participate in any
          reorganization, readjustment,
          recapitalization, consolidation, merger, contract or other action or proceeding by any corporation; to deposit securities or other property under, or become a party to, any agreement or plan for any such action or proceeding or for the protection of holders of securities; to subscribe to new securities issued pursuant to any such action or proceeding; to pay any assessments or other expenses in connection with any of the foregoing;

     (h) upon advice of independent legal counsel, to adjust, compromise and settle or refer to arbitration any claim in favor of or against the Trust created by this Trust Agreement, and to institute, prosecute or defend any legal proceedings;

     (i) to employ and to pay the compensation of any custodians and counsel, legal or investment, and to delegate discretionary powers to, and rely upon information or advice furnished by, such custodians or counsel;

     (j) to hold property in its name as Trustee or, to the extent permitted by law, in its name without designation of any fiduciary capacity or in the name of a nominee or unregistered or in such form as will pass by delivery;

     (k) generally, to exercise all such rights and powers, and to do all such acts, and to enter into all such agreements, as persons owning similar property in their own right might lawfully exercise, do or enter into.

     Section 6.4    Trustee Records and Accounts.  The
Trustee shall keep accurate and detailed accounts of all investments, receipts, disbursements and other transactions hereunder, and all accounts, books and records relating thereto shall be open to inspections and audit at all reasonable times by the Committee or its delegate. Within ninety (90) days following the close of each fiscal year of the Trust (which shall be the calendar year), and within ninety (90) days after the removal or resignation of the Trustee pursuant to the provisions of
Article VII, the Trustee shall provide the Committee an accounting of the investments, receipts, disbursements and other transactions effected by the Trustee or reported to it by such investment managers as may be appointed hereunder during the preceding fiscal year or during the period from the close of the last such fiscal year to the date of such removal or resignation. Upon the expiration date of ninety (90) days from the date of filing such annual or other accounting, the Trustee shall be forever released and discharged from all liability and accountability to anyone with respect to the propriety of all acts and transactions reflected in such accounting, except with respect to any such acts or transactions as to which the Committee shall object within such ninety (90) day period.
     The Trustee shall from time to time make such other reports and furnish such other information concerning the Trust Fund as the Committee may reasonably request or as may be required by the Plan.
     Section 6.5    Settlement of Accounts.
Notwithstanding the provisions of Section 6.4, the Trustee shall have the right to apply to a court of competent jurisdiction for the settlement of its accounts. Any judgment or decree which may be entered in such a proceeding shall be conclusive as to all persons having or claiming to have an interest in the Trust Fund or under the Plan.
                ARTICLE VII
    RESIGNATION OR REMOVAL OF TRUSTEES

     Section 7.1    General.  The Trustee may resign at any
time by delivering thirty (30) days written notice thereof to the Committee, unless such notice period is waived in whole or in part by the Committee. The Trustee may be removed at any time by the Committee delivering to the Trustee notice of removal in writing. Such removal shall be effective on the date specified in the notice.
     Section 7.2    Successor Trustee.  Upon the
resignation or removal of the Trustee, a successor trustee shall be appointed by the Committee. The Trustee shall continue to serve, and receive compensation and reimbursement of its expenses, until a successor accepts the Trust and receives delivery of the Trust Fund. Any successor trustee must be a commercial bank or trust company which is not affiliated with the Company or a Participating Employer and is established under the laws of the United States or a State within the United States.
A successor trustee shall have all the rights, powers and duties granted the Trustee hereunder. Upon the resignation or removal of the Trustee, the appointment of a successor trustee, and after the acceptance and approval of its final accounting, the Trustee shall transfer the Trust Fund to such successor.

               ARTICLE VIII
                TAX MATTERS

     Section 8.1    Tax Consequences to Grantor.  As this
Trust is a grantor trust, within the meaning of Code
section 671, et. seq., all taxable Trust Fund income, expense, gain or loss is attributable to the Company and Participating Employers, as applicable, for income tax purposes. To the extent required by law, the Trustee shall furnish the Company and Participating Employers with such informational returns as may be required for federal or state tax purposes.
     Section 8.2    Withholding.  The Trustee shall verify
that the Company and Participating Employers have provided for the reporting and withholding of any federal, state or local taxes as may be required to be withheld from payments to Participants and Beneficiaries, and the payments of the amounts so withheld to the appropriate taxing authority and, if it determines such provisions have not been made, the Trustee shall report and withhold all such taxes and shall pay the amounts so withheld to the appropriate taxing authority.

                ARTICLE IX
    AMENDMENT AND TERMINATION OF TRUST

     Section 9.1    Amendment of Trust.  This Trust
Agreement may be amended, in whole or in part, at any time by the Company, pursuant to a resolution of the Compensation Committee of the Board of Directors; provided no such amendment shall conflict with the terms of the Plan or make the Trust revocable after it has become an irrevocable funded trust. No amendment shall increase the duties and responsibilities of the Trustee without the Trustee's written consent. After a change in control no amendment to the Trust Agreement shall be allowed.
     Section 9.2    Termination of Trust.  This Trust
Agreement shall terminate upon the earlier of (i) an unfriendly change in control (as that term is defined in Plan Section 10.2), (ii) the exhaustion of the Fund, or
(iii) the satisfaction of all liabilities of the Company and Participating Employers under the Plan, unless such Plan and Trust are earlier terminated by the Company.
Upon the termination of the Trust, and the Trustee shall follow the direction of the Committee with respect to the liquidation of the Trust Fund and the payment of the Trust
Fund to Participants and Beneficiaries. After all benefit liabilities under the Plan have been satisfied, the Trustee shall, as soon as reasonably possible, wind-up the affairs of the Trust and pay any amounts remaining in the Trust Fund to the Company and Participating Employers. If the Trust is terminated due to a change in control, however, the provisions of Section 3.2 shall apply.
     Section 9.3    Liquidation of Trust.  Upon termination
of the Trust the Trustee shall, after the acceptance and approval of its final accounting, distribute the remaining
Trust Fund assets, if any, to the Company and Participating Employers. Upon completing such distribution, the Trustee shall be relieved and discharged of all liabilities and obligations hereunder. The powers of the Trustee shall continue as long as any part of the Trust Fund remains in its possession.

                 ARTICLE X
               MISCELLANEOUS

     Section 10.1   Nonalienability.  No disposition,
charge or encumbrance on the income or principal of the Trust Fund, or any part thereof, by any Participant or Beneficiary by way of anticipation shall be valid or in any way binding upon the Trustee, and no Participant or Beneficiary shall have any right to assign, transfer, encumber or otherwise dispose of such income or principal, or any part thereof, until the same shall be paid to such individual by the Trustee, and no income or principal or any part thereof shall in any way be liable to any claim of any creditor of any such person.

     Section 10.2   Non-ERISA Plans.  The Plan is an
unfunded deferred compensation arrangement for a select group of highly compensated and management employees and as such is exempt from the application of ERISA, except for the applicable limited disclosure requirements. The
Plan and Trust are not, and are not intended to be, qualified under Code sections 401(a) and 501(a), respectively, and are not subject to any of the Code requirements applicable to a tax-qualified plan or trust.
     Section 10.3   Trustee Compensation and
Expenses. The Trustee shall be paid compensation by the Company and Participating Employers in accordance with the Trustee's usual and customary fees, together with its out-of-pocket expenses, unless otherwise agreed in writing by the Committee and the Trustee.
     The Company and Participating Employers shall reimburse the Trustee for reasonable expenses incurred in the management and administration of the Trust Fund including reasonable expenses of counsel, custodians and other agents employed by the Trustee. Such expenses and compensation shall be a charge on the Trust Fund and shall constitute a lien on the Trust Fund in favor of the Trustee unless and until paid by the Company.
     Section 10.4 Indemnification. The Company and Participating Employers agree to indemnify and hold harmless the Trustee from and against any losses, costs, damages, claims or expenses, including without limitation reasonable attorneys' fees, which the Trustee may incur in connection with, or otherwise arising out of, the performance by the Trustee of its duties hereunder in accordance with the direction of the Committee, unless such loss, cost, damage, claim or expense arises due to the Trustee's gross negligence or willful misconduct.

     Section 10.5   Governing Law.  This Agreement
shall be construed and interpreted under, and the Trust
hereby created shall be governed by, the substantive laws
of the Commonwealth of Massachusetts.
     Section 10.6   Gender.  Neither the gender nor
the number (singular or plural) of any word shall be
construed to exclude another gender or number when a
different gender or number would be appropriate.
     Section 10.7   Successors and Assigns.  This
Trust Agreement shall be binding upon and inure to the
benefit of any successor to the Company as the result of
merger, consolidation, reorganization, or otherwise, and
any such successor shall promptly notify the Trustee in
writing of its successorship and furnish the Trustee with
such information as it shall require to fulfill its
responsibilities hereunder.
     Section 10.8   Counterparts.  This Trust
Agreement may be executed in any number of counterparts,
each of which shall be deemed to be an original, but all
of which shall together constitute only one agreement.
     Section 10.9   Addresses of Parties.
Communications to the Trustee shall be sent to
          State Street Bank and Trust Company
          225 Franklin Street
          Boston, MA  02110
          Attn:   Michael Richal, Operations Officer

or to such other address as the Trustee may specify in writing. Communications to the Company shall be sent to the Company's principal offices or to such other address as the Company may specify in writing.
     Section 10.10     Severability.  If any
provision of this Trust Agreement or the application thereof to any person or circumstance shall be determined by a court of proper jurisdiction to be invalid or unenforceable, the remainder of this Trust Agreement, or its application to such persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected, and each provision of this Trust Agreement shall be valid and enforceable to the fullest extent permitted by law.
     IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed this _____ day of __________, 19___.

STATE STREET BANK AND TRUST COMPANY
Attest:
By
Its


Attest:PENTAIR, INC.


By Roy T. Rueb
Its Vice President